Exhibit 10.3

[FREE TRANSLATION TO ENGLISH OF AN ORIGINAL HEBREW DOCUMENT]

Project Transfer Agreement

Entered and Executed on December 31, 2015

By and between

M. Arkin (1999) Ltd.

P.C.N. 512748492

6 Hachoshlim St., Herzliya

(“Arkin”)

On the One Hand;

And

Sol-Gel Technologies Ltd.

P.C.N. 512544693

7 Golda Meir St., Ness Ziona

(“Sol-Gel”)

On the Other Hand;

(together: the “Parties”)

WHEREAS        Arkin entered into an agreement with Perrigo Israel Pharmaceuticals Ltd., dated January 23, 2012, for the performance of a project for research, development and manufacturing in connection with certain products, known as combination project E-06, as detailed in such agreement (the “Project”);

WHEREAS        the Parties wish to transfer the Project between the Parties, which are related companies, from Arkin to Sol-Gel, according to the provisions of this agreement as described below;

WHEREAS        the Parties wish to execute this agreement for the purpose of the transfer of the Asset as detailed above;

Thus, the following was declared, conditioned and agreed upon by the Parties:

1.	The preamble of this agreement is an integral part thereof (hereinafter together: the “Agreement”).

2.	Transfer of the Project

2.1.	As of the date of this Agreement, Arkin is transferring to Sol-Gel and Sol-Gel is receiving the Project from Arkin, including all of the rights and obligations of Arkin which derive from the Project (the “Project Transfer”); and in consideration therefor, Sol-Gel will transfer to Arkin a total payment of NIS 1,675,000, based on an appraisal prepared at the request of the Parties by Prometheus Financial Advisory Ltd., which is attached hereto as Exhibit A.

2.2.	For the purpose of the Project Transfer, as described above, the Parties shall sign an Assignment Deed in the form attached hereto as Exhibit B.

3.	Taxes and Other Expenses

3.1.	Each Party shall bear all taxes, expenses, costs and fees that may be imposed on it under the provisions of any law with respect to the engagement under this Agreement and/or the execution thereof.

4.	Miscellaneous

4.1.	This Agreement shall be governed by the laws of the State of Israel.

4.2.	This Agreement may be signed in two or more counterparts, each of which shall be deemed as original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have signed a place and time specified above:

/S/Alon Sari-Levy	/S/ Moshe Arkin
Sol-Gel Technologies Ltd.	M. Arkin (1999) Ltd.
By Alon Sari-Levy, CEO	By Moshe Arkin, Chairman

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Exhibit A

Valuation

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Exhibit B

Assignment Deed

The Undersigned M. Arkin (1999) Ltd. (the “Assignor”) of 6 Hachoshlim St., Herzeliya, Israel, for good and valuable consideration, hereby assigns all of its rights and obligations under that certain Product Development and Contract Manufacturing Agreement dated January 23, 2012, by and between the Assignor and Perrigo Israel Pharmaceuticals, Ltd. (the “Assigned Agreement”), to Sol-Gel Technologies Ltd. (the “Assignee”), of Golda Meir, 17, Nes Ziona, and Assignee assumes any and all of the rights, obligations and liabilities of the Assignor, under the Assigned Agreement, and agrees to be bound by the terms thereof in place of the Assignor as a party thereunder.

The parties confirm that they are ‘Affiliates’ of each other as such term is defined und er the Product Development and Contract Manufacturing Agreement.

IN WITNESS WHEREOF, we have signed this deed to become effective as of December 31, 2015.

Assignor:		Assignee:
M. Arkin (1999) Ltd.		Sol-Gel Technologies Ltd.
By:	/S/Moshe Arkin	By:	/S/Alon Seri-Levy
Name:	Moshe Arkin	Name:	Alon Seri-Levy
Title:	Chairman	Title:	CEO

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